Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED JANUARY 7, 2016

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from December 1, 2015 to December 31, 2015.

The following table sets forth our NAV per Common Share for each business day in December commencing on December 1, 2015.

Date	NAV per Common Share
December 1, 2015	$12.49
December 2, 2015	$12.49
December 3, 2015	$12.49
December 4, 2015	$12.49
December 7, 2015	$12.49
December 8, 2015	$12.49
December 9, 2015	$12.49
December 10, 2015	$12.49
December 11, 2015	$12.49
December 14, 2015	$12.49
December 15, 2015	$12.49
December 16, 2015	$12.49
December 17, 2015	$12.49
December 18, 2015	$12.49
December 21, 2015	$12.49
December 22, 2015	$12.49
December 23, 2015	$12.49
December 24, 2015	$12.49
December 28, 2015	$12.49
December 29, 2015	$12.49
December 30, 2015	$12.49
December 31, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.fcretrust.com.